UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2006

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

9690 Deereco Road

Suite 100

Timonium, Maryland  21093

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01               Entry into a Material Definitive Agreement.

Credit Agreement

As of October 23, 2006, Omega Healthcare Investors, Inc. (“Omega” or the “Company”) entered into a Second Amendment, Waiver and Consent to Credit Agreement (the “Second Amendment”) to its Credit Agreement, dated as of March 31, 2006, as amended, by and among the subsidiaries of the Company listed as Borrowers therein, the Lenders from time to time parties thereto, and Bank of America, N.A., as Administrative Agent and a Lender (the “Credit Agreement”).  The Second Amendment, among other things, waives any potential misrepresentations and Events of Default under the Credit Agreement that the Company expects would have been caused by the restatement of financial results of prior periods described under “Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” of this Current Report.  As a result of the restatement, among other things, the Company would no longer be able to make certain representations under the Credit Agreement relating to (i) the extent to which the Company’s previously delivered financial statements are prepared in accordance with GAAP and present fairly the consolidated financial condition, results of operations and cash flows of the Company as of the dates thereof and for the periods covered thereby, (ii) payment of all federal, state and other material taxes and other governmental charges, and (iii) all matters having been disclosed and no misstatements or omissions existing on all materials furnished by the Company to the Lenders.  Because the restatement is not expected to result in the Company having breached any of the financial covenants in the Credit Agreement, the Second Amendment does not waive or modify any such financial covenants.

Under the terms of the Second Amendment, the Credit Agreement remains in full force and effect as amended by the Second Amendment; therefore, the Company is currently permitted to make draws under the Credit Agreement.

There is no material relationship between the Administrative Agent or the Lenders and the Company other than as parties to the Second Amendment and the Credit Agreement and loans made in the ordinary course of business.

The Second Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Advocat Restructuring

In November 2000, Advocat, Inc., an operator of various skilled nursing facilities owned by or mortgaged to the Company, was in default on its obligations to the Company.  As a result, the Company entered into an agreement with Advocat with respect to the restructuring of Advocat’s obligations pursuant to leases and mortgages for the facilities then operated by Advocat (the “Initial Advocat Restructuring”).  As part of the Initial Advocat Restructuring in 2000, Advocat issued to the Company (i) 393,658 shares of Advocat’s Series B non-voting, redeemable, convertible preferred stock, which was convertible into up to 706,576 shares of Advocat’s common stock (representing 9.9% of the outstanding shares of Advocat’s common stock on a fully-diluted, as-converted basis), and (ii) a secured convertible subordinated note in the amount of $1.7 million bearing interest at 7% per annum with a September 30, 2007 maturity.

Subsequent to the Initial Advocat Restructuring, Advocat’s operations and financial condition have improved and there has been a significant increase in the market value of Advocat’s common stock from approximately $0.31 per share at the time of the Initial Advocat Restructuring to the closing price on October 20, 2006 of $18.84.  As a result of the significant increase in the value of the common stock underlying the Series B preferred stock of Advocat held by the Company, on October 20, 2006 the Company again restructured its relationship with Advocat (the “Second Advocat Restructuring”) by entering into a Restructuring Stock Issuance and Subscription Agreement with Advocat (the “2006 Advocat Agreement”). Pursuant to the 2006 Advocat Agreement, the Company exchanged the Advocat Series B preferred stock and subordinated note issued in the Initial Advocat Restructuring for 5,000 shares of Advocat’s Series C non-convertible, redeemable (at the Company’s option after September 30, 2010) preferred stock with a face value of approximately $4.9 million and a dividend rate of 7% payable quarterly, and a secured non-convertible subordinated note in the amount of $2.5 million maturing September 30, 2007 and bearing interest at 7% per annum.  As part of the Second Advocat Restructuring, the Company also amended its Consolidated Amended and Restated Master Lease by and between a subsidiary of Omega, as lessor, and a subsidiary of Advocat, as lessee, to commence a new 12-year lease term through September 30, 2018 (with a renewal option for an additional 12 year term) and Advocat has agreed to increase the master lease annual rent by approximately $687,000 to approximately $14 million commencing on January 1, 2007.

The 2006 Advocat Agreement and the amendment to the Consolidated Amended and Restated Master Lease by and between a subsidiary of Omega, as lessor, and a subsidiary of Advocat, as lessee are attached to this Current Report on Form 8-K as Exhibit 10.2 and 10.4, respectively, and are incorporated herein by reference.

Item 2.02               Results of Operations and Financial Condition.

On October 24, 2006, the Company issued a press release announcing that it will restate its audited financial results for the three years ended December 31, 2005 and other periods affected, including, its unaudited interim financial statements for each quarterly period in 2004, 2005 and 2006 as necessary.   The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance.  Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company’s Board of Directors concluded on October 24, 2006, to restate the Company’s audited financial results for the three years ended December 31, 2005 and other periods affected, including its unaudited financial statements for each quarterly period in 2004, 2005 and 2006 as necessary (the “Restatement”).  The Restatement primarily reflects adjustments to record asset values (and the increases therein since the completion of the Initial Advocat Restructuring as described above) and related income adjustments due to its holdings of Advocat securities and to reflect reserves related to a potential tax liability arising from the Company’s ownership of such securities. Management believes that certain of the terms of the Advocat Series B preferred stock previously held by the Company could be interpreted as affecting the Company’s compliance with federal income tax rules applicable to real estate investment trusts (“REITs”) regarding related party tenant income as described below.

The Company notes that its previously issued financial statements for the three years ended December 31, 2005 and the related auditor’s reports thereon, and its unaudited interim financial statements for each quarterly period in 2004, 2005 and 2006, should no longer be relied upon.  The Company plans to file amendments to its Form 10-K for the year ended December 31, 2005 (which will address all periods to be restated) and amendments to its Form 10-Q reports for the first and second quarters of 2006.  The Company expects that any adjustments for periods prior to 2003 will be reflected in the opening balance for retained earnings in 2003.  The Company is continuing to evaluate whether other prior period financial statements will also be restated.  The Company expects the substantial majority of the increased asset value and related income adjustments and potential related tax liability to be recorded in 2005 and 2006.  Although the Company is unable at this time to provide the precise impact of the restatement since its review of these issues has not yet concluded, management currently believes that the estimated potential tax liability and related interest expense associated with the related party tenant income from Advocat discussed below in the range of $4 million to $7 million.  Management also believes that the estimated recorded asset value of the Advocat securities held by the Company immediately prior to the consummation of the Second Advocat Restructuring was in the range of $10 million to $17 million.  While the Company is working diligently to complete its review as expeditiously as possible and will issue its third quarter results as soon as is practicable, it is possible that the completion of the Company’s quarterly report on Form 10-Q will be delayed.

Management has discussed the restatement with Ernst & Young LLP, the Company’s independent auditor, and the Company’s Audit Committee and Board of Directors. Management recommended that the Company restate its financial statements for the three years ended December 31, 2005 to reflect the value of the Advocat securities held by the Company as well as the estimated potential tax liability arising from the Company’s ownership of such securities.  Management’s recommendation was endorsed by the Company’s Audit Committee and, on October 24, 2006, accepted by the Company’s Board of Directors.  Accordingly, the Board of Directors concluded on October 24, 2006 that the Company’s previously issued financial statements for the three years ended December 31, 2005 and the related auditor’s reports thereon, and its unaudited interim financial statements for periods ended in 2004, 2005 and 2006, should no longer be relied upon.

In 2000 at the time of the Initial Advocat Restructuring, the Company determined that no value should be ascribed to the Advocat preferred stock and subordinated note and, as a result, no value was recorded on the Company’s financial statements at that time or in any subsequent period.  Management now believes that the previous accounting treatment was incorrect and, in addition to the related party tenant issues described below, the Company will need to reflect the appropriate carrying value of the Advocat securities on its restated balance sheets.

The market value for Advocat’s common stock has increased significantly since the completion of the Initial Advocat Restructuring such that the aggregate market value (without regard to any potential liquidity discount) of the common stock issuable upon conversion of the Company’s Advocat preferred stock was approximately $13 million as of October 20, 2006.  In connection with exploring the potential disposition of the Advocat Series B preferred stock as part of the Second Advocat Restructuring, the Company was advised by its tax counsel that due to the structure of the Series B preferred stock issued in the Initial Advocat Restructuring, Advocat may be deemed to be a “related party tenant” under applicable federal income tax rules and, in such event, rental income from Advocat would not be qualifying income under the gross income tests that are applicable to real estate investment trusts. In order to maintain qualification as a REIT, the Company annually must satisfy certain tests regarding the source of its gross income.  The applicable federal income tax rules provide a “savings clause” for REITs that fail to satisfy the REIT gross income tests, if such failure is due to reasonable cause.  A REIT that qualifies for the savings clause will retain its REIT status but will pay a penalty tax.  The Company currently plans to submit to the IRS a request for a closing agreement to resolve the “related party tenant” issue.  While the Company believes there are valid arguments that Advocat should not be deemed a “related party tenant,” the matter is not free from doubt, and the Company believes it is in the best interests of the Company to request a closing agreement in order to resolve the matter, minimize potential penalties and obtain assurances regarding its continuing REIT status.  By submitting a request for a closing agreement, the Company believes it should be able to establish that any failure to satisfy the gross income tests was due to reasonable cause.  In the unlikely event that it is determined that the “savings clause” described above does not apply, the Company could be treated as having failed to qualify as a REIT for one or more taxable years.  If the Company fails to qualify for taxation as a REIT for any taxable year, its income will be taxed at regular corporate rates, and it could be disqualified as a REIT for the following four taxable years.

As a result of this issue, the Restatement will include accruals to reflect the establishment of reserves for the estimated potential taxes and interest.  As noted above, the Company has completed the Second Advocat Restructuring and has been advised by tax counsel that it will not receive any non-qualifying related party tenant income from Advocat in future fiscal years.  Accordingly, the Company does not expect to incur tax expense associated with related party tenant income in future periods commencing January 1, 2007.  In addition, the Company notes that while the estimated potential tax liability in respect of the related party tenant income is in the range of $4 million to $7 million, the terms of the Second Advocat Restructuring provide for Advocat to make the following cash payments to the Company:

•              Preferred Stock – approximately $350,000 in aggregate annual dividends (payable quarterly), and a redemption value of approximately $5 million at the Company’s option after September 30, 2010, unless Advocat redeems the preferred stock on an earlier date for the same redemption value.

•              Subordinated Note – approximately $175,000 in annual interest, plus principal of approximately $2.5 million due September 30, 2007.

•              Increased Rent – increased annual rental payments by approximately $687,000 resulting in total annual rental payments of approximately $14 million commencing January 1, 2007 with an annual escalator of up to 3% commencing September 30, 2007.

Note:  As a result of the Second Advocat Restructuring, the Company will record the value of the new securities received and the consideration given to Advocat (resulting from the difference in the values of the securities exchanged) as an inducement to enter into the new lease agreement.  Accordingly, under GAAP accounting, a portion of the cash rental payments received, in particular the increased rent payments, may be recorded in full or in part as a credit against the lease inducement asset recorded on the exchange, rather than as current period income.  The Company is currently reviewing the accounting treatment of the Second Advocat Restructuring.

In order to maintain our qualification as a REIT, the Company annually must satisfy certain tests related to gross income requirements. Among other requirements, at least 95% of our gross income

(excluding gross income from prohibited transactions) for each taxable year must be derived from real property investments including “rents from real property,” dividends, interest and gains from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.  Rents received by the Company will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. One of those conditions is that rents received from a tenant will not qualify as “rents from real property” for purposes of the gross income tests if the Company, or an owner (actually or constructively) of 10% or more of the value of the Company’s stock, actually or constructively owns 10% or more of the value or voting power of the outstanding capital stock of such tenant, which is defined as a “related party tenant.” The Company has been advised by its tax counsel that certain of the structural provisions relating to the Advocat Series B preferred stock issued in the Initial Advocat Restructuring could be interpreted as causing Advocat to become a related party tenant with respect to the Company, which, in turn, would cause the Company to be treated as having failed to satisfy the 95% gross income test for taxable years 2003 through 2006.

The Company has temporarily suspended dividend reinvestment and stock purchases under the Company’s Dividend Reinvestment and Stock Purchase Plan pending further notice and filing of amended reports with the Securities and Exchange Commission reflecting the Restatement.

The Company is aware that the restatement of previously issued financial statements is generally a strong indicator of a material weakness in internal control over financial reporting. Management is currently assessing its internal control over financial reporting with respect to the issues described herein and will set forth the results of its review in its Form 10-K/A, which the Company expects will report a material weakness with respect to such issues.

Item 7.01                                           Regulation FD Disclosure.

See “Item 2.02 Results of Operation and Financial Condition” above.

Item 9.01       Exhibits

10.1                           Second Amendment, Waiver and Consent to Credit Agreement dated as of October 23, 2006, by and among the Borrowers, the Lenders, and Bank of America, N.A., as Administrative Agent and a Lender.

10.2                           Restructuring Stock Issuance and Subscription Agreement dated as of October 20, 2006, by and between Omega Healthcare Investors, Inc. and Advocat Inc.

10.3                           Consolidated Amended and Restated Master Lease by and between Sterling Acquisition Corp., a Kentucky corporation, as lessor, and Diversicare Leasing Corp., a Tennessee corporation. dated as of November 8, 2000, together with First Amendment thereto dated as of September 30, 2001, and Second Amendment thereto dated as of June 15, 2005.

10.4                           Third Amendment to Consolidated Amended and Restated Master Lease Consolidated Amended and Restated Master Lease by and between Sterling Acquisition Corp., a Kentucky corporation, as lessor, and Diversicare Leasing Corp., a Tennessee corporation, dated as of October 20, 2006.

99.1                           Press Release dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: October 25, 2006	By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer